UNION BANK OF CALIFORNIA
DOMESTIC CUSTODY SERVICES

Personal
Custody
Agreement

Account  Number:  _____________________________________________________________
Investment Counselor Firm______________________________________________________
_____________________________________________________________________ "ADVISOR"


ACCOUNT INFORMATION
Account Name: _________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________"CLIENT"

[_] Joint Tenants with Rights of Survivorship
[_] Community Property [_] Tenants in Common
[_] Separate Property [_] Other

Account Address:________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________

Tax ID or Social Security Number: ______________________

Tax Status: [_] U.S. Citizen [_] Non-Resident Alien
[_] U.S. Corporation [_] U.S. Partnership [_] Other

SHAREHOLDER INFORMATION

1. Power to vote proxies [_] Client [_] Advisor
2. Bank [_] IS authorized [_] IS NOT authorized to disclose upon request to companies whose securities are held in the Account (a) Client's and/or Agent's name and address and (b) holdings in the Account of securities issued by such companies. If Client does not object to such disclosure above, Bank is required by law to provide such information upon request.

SCHEDULE A
Bank Accounts                               Government Bonds
Bankers Acceptances                         Insurance Contracts
Certificates of Deposit                     Publicly Traded Limited
Collateralized Mortgage Obligations         Partnership Units
Commercial Paper                            Municipal Bonds
Common Stocks                               Mutual Fund
Convertible Stocks                          Options
Corporate Bonds                             Preferred Stocks
Foreign Securities                          Private Placements
Futures                                     Repurchase Agreements
Government Agency Issues                    Reverse Repurchase
                                               Agreements

UNION BANK OF CALIFORNIA
DOMESTIC CUSTODY SERVICES

Personal
Custody
Agreement

1. Appointment as Agent

Client hereby appoints Union Bank of California, National Association, "Bank" as agent to act as custodian of the cash, marketable securities described on Schedule A "Property" attached hereto, and other Property which may be deposited by Client or by the advisor whom Client has employed as investment counselor ("Advisor") on Client's behalf, with Bank from time to time to be held in the account established by this Agreement ("Account"). Bank agrees to act as Client's agent for such Property according to the terms and conditions of this agreement; provided however, that Bank shall have no duties or responsibilities with respect to any assets other than cash or marketable securities that may be held in this Account from time to time, unless specifically set forth in an Addendum to this agreement.

2. Investment of Property

2.1 Investment Authority. Advisor shall have sole responsibility for the investment, review, and management of all Property held in this Account. Bank shall make or settle all purchases, sales, exchanges, investments and reinvestments of the Property held in this Account only upon receipt of, and pursuant to, Advisor's instructions. Bank shall have no duty or obligation to review, or to make recommendations for, the investment and reinvestment of any of the Property held in this Account, including uninvested cash.

2.2 Corporate Actions. Bank shall notify Advisor of the receipt of notices of redemptions, conversions, exchanges, calls, puts, subscription rights, and scrip certificates ("Corporate Action(s)"). Bank need not monitor financial publications for notices of Corporate Actions and shall not be obligated to take any action unless actual notice has been received by Bank. Advisor shall have full responsibility for all monitoring, notices, and other actions necessary in connection with Corporate Actions and Bank shall have no duty to provide notification to Client.

2.3 Use of Nominees. Bank shall have the right to hold all registered securities in the name of its nominee.

2.4 Use of Securities Depository. Bank may, in its discretion, deposit in a securities depository any securities which, under applicable law, are eligible to be so deposited.

2.5 Use of Institutional Delivery System.. Notwithstanding any other language in this Agreement, Bank may settle all securities transactions effected by Advisor through the use of an institutional delivery system. Bank may deliver or receive securities in accordance with appropriate trade reports or statements received through an institutional delivery system without having received written direction directly from Advisor.

3. Handling of Income and Principal Income

3.1 Income. Bank shall collect the income when paid on said Property and invest it in that cash management vehicle as designated from time to time by Advisor upon receipt of instructions to that effect.

3.2 Principal. Bank shall collect principal of Property when paid on maturity, redemption, sale or otherwise and invest it in that cash management vehicle designated from time to time by Advisor upon receipt of instructions to that effect.

3.3 Collection Obligations. Bank shall diligently collect income and principal of which the Bank has received actual notice in accordance with normal industry practices. However, Bank shall be under no

UNION BANK OF CALIFORNIA
DOMESTIC CUSTODY SERVICES


Personal
Custody
Agreement


obligation or duty to take any action to effect collection of any amount if securities or other property upon which such amount is payable is in default, or if payment is refused after due demand. Bank shall notify Advisor promptly of such default or refusal to pay.

3.4 Additions to and Withdrawals from Account. Bank shall make all additions and withdrawals of Property to and from this Account only upon receipt of and pursuant to written instructions from Client.

4. Proxies and Corporate Literature

4.1 Proxies. Bank shall forward all proxies and accompanying material issued by any company whose securities are held in the Account to Advisor or Client as directed.

4.2 Corporate Literature. Bank shall have no duty to forward or to retain any other corporate material received by the Account unless required to do so by law.

5. Statements and Confirmations

5.1 Statements. Each month Bank shall send client and Advisor a cash statement showing all income and principal transactions and cash positions, and a list of assets, showing market values, if such values are readily available from a nationally recognized pricing service; otherwise assets will be listed as such nominal value as Bank shall determine. Bank shall have the right to rely on the prices quoted by its pricing services, and shall have no obligation to question the accuracy of the valuation provided by any such service, Client may approve or disapprove any such statement within sixty (60) days of its receipt, and, if no written objections are received within the sixty (60) day period, such statement of Account shall be deemed approved.

5.2 Confirmations. Bank shall have no responsibility to send the confirmations of security transactions occurring in this Account to Client or to Investment Counselor; however, Client or Investment Counselor may request confirmations for security transactions at any time at no additional cost to Client, and such confirmations shall be sent to Client or to Investment Counselor within the time prescribed by law.

6. Use of Other Bank Services

Client or advisor may direct Bank to utilize for this Account other services or facilities provided by Bank, its subsidiaries or affiliates. Such services shall include, but not be limited to (1) the purchase or sale of securities as principal to or from, or, (2) the placing of orders for the purchase, sale, exchange, investment or reinvestment of securities through any brokerage service conducted by, or, (3) the placing of orders for the purchase or sale of units of any investment company managed or advised by Bank, UnionBanCal Corporation, or their subsidiaries or affiliates, and for which Bank, UnionBanCal Corporation, or their subsidiaries or affiliates act as custodian or provide other services. Client hereby acknowledges that Bank will receive additional fees for such services in accordance with Bank's standard fee schedules, which shall be delivered to Client or Advisor from time to time. Notwithstanding the above, Client or Advisor may direct Bank to utilize for this Account for cash management purposes the HighMark Group of mutual funds advised by Bank, and for which Bank may also act as custodian and provide other services. Client or

UNION BANK OF CALIFORNIA
DOMESTIC CUSTODY SERVICES

Personal
Custody
Agreement


Advisor shall designate the particular HighMark Fund that Client or Advisor deems appropriate for the account. Client hereby acknowledges that Bank will receive fees for such services, which shall be in addition to those fees charged by Bank as agent for the Client's Custody Account.

7. Instructions

All instructions from Client, and all instructions from Advisor except those described in Section 2.5 shall be in writing, and shall continue in force until changed by subsequent instructions. Pending receipt of written authority, Bank may in its absolute discretion at any time, accept oral, wired or electronically transmitted instructions from Advisor or Client provided Bank believes in good faith that the instructions are genuine. Client or Advisor shall confirm such instructions in writing immediately thereafter.

8. Compensation and Other Charges

8.1 Compensation. Bank's annual fee as agent shall be based on the standard fee schedule of the Bank as it exists from time to time. Fees shall be taken quarter-annually in arrears, and charged to the account unless otherwise instructed.

8.2 Charging the Account. Bank is authorized to charge the Account incidental expenses as well as for the funds necessary for Bank to based on complete any purchase or expense, to make any directed disbursement or to take any other action regarding the Account. Bank shall have no duty to make any purchases, exchanges, or disbursements or to incur any expenses, unless the funds necessary to cover the amount of expense are available in the Account. Client will pay back any fees or costs incurred directly if funds in the account are insufficient.

8.3 Advisor's Fees. Unless otherwise instructed, Custodian is authorized to charge the fees of Advisor to Client's custodial account and to pay the same to Advisor.

9. Limited Power of Attorney

Bank is hereby granted a limited power of attorney by Client to execute on Client's behalf any declarations, endorsements, assignments, stock or bond powers, affidavits, certificates of ownership or other documents required (1) to effect the sale, transfer, or other disposition of Property held in the Account,
(2) to obtain payment with respect to Property held in the Account, or (3) to take any other action required with respect to the Property held in the Account, and in the Bank's own name to guarantee as Client's signature any signature so affixed.

10. Indemnification

As additional consideration for the Bank's acceptance of this Account and its agreement to act as agent, Advisor and Client agree to indemnify, and hold Bank, its officers, directors, employees, agents, successors and assigns harmless from and against any and all losses, liabilities, demands, claims, and expenses, attorney's fees and taxes (other than those based on for the Bank's net income) arising out of or in connection with this Agreement, or out of any actions of Advisor, Client or Client's agents which are not caused by Bank's gross negligence or willful misconduct. This provision shall survive the termination of this Agreement and shall be binding upon each party's successors,

UNION BANK OF CALIFORNIA
DOMESTIC CUSTODY SERVICES


Personal
Custody
Agreement


assigns, heirs and personal representatives.

11. Amendment and Termination of Agreement

11.1 Amendment. This Agreement may be amended only by a written agreement executed by Bank and Client.

11.2 Termination. This Agreement may be terminated at any time by written notice from one party to the other. Such termination shall be effective immediately. Upon termination, Bank shall have a reasonable amount of time to transfer the Property held in the Account in accordance with the written instructions of Advisor. Client, or the person or entity legally entitled to receive such Property. Bank's fees and costs related to termination, including without limitations, costs for shipping securities and other Property held in the Account and costs of reregistering securities, generating reports and accounting for disposition of cash shall be charged to the Account.

12. Entire Agreement

This Agreement constitutes the entire Agreement among the parties. All previous agreements, and instructions whether written or oral, between the Bank and Client are hereby superseded.


13. Governing Law

This Agreement shall be governed by, and construed under, the laws of the State of California.

14. Taxation of Account

Client is responsible for filing any and all tax returns and for paying the taxes on all property and income of this account.

15. Notices

15.1 Mailing of Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed as having been duly given on the date of service, if served personally on the party to whom notice is to be given, or on the fifth day after mailing, if mailed to the party to whom notice is to be given and properly addressed as indicated below.

15.2 Change of Address. Any party may change the address at which notice may be given by giving ten (10) days prior written notice of such change to the other party.

16. Effective Date

This Agreement shall be effective upon the date of receipt by the Bank of the Property.

UNION BANK OF CALIFORNIA
DOMESTIC CUSTODY SERVICES



Sale of Partial Positions: [_] FIFO [_] LIFO [_] HIFO [_] LOFO


Custodian Fees: (Calculation begins on the date the account is funded.)

                    [_] Charge Account                [_] Bill Client


Statements:

Client                        [_] Monthly        [_] Quarterly
Investment Advisor            [_] Monthly        [_] Quarterly
Other(Please supply address)  [_] Monthly        [_] Quarterly


Addendum: [_] Yes [_] No


Client's Signature                       Date

_____________________________            _____________________

_____________________________            _____________________

_____________________________            _____________________

_____________________________            _____________________

Accepted:

Union Bank of California, N.A.

By: _________________________             _____________________
     Relationship Manager                        Date

By: _________________________             _____________________
       Vice President                            Date

                           SECURITIES LENDING AGREEMENT


DATED:


TO:


GENTLEMEN:


This Agreement sets forth general terms applicable to all loans of securities made by Union Bank of California, National Association (the "Bank"), acting solely as agent on behalf of certain accounts identified on Exhibit A as amended from time to time upon notice to Borrower (as defined hereinafter), such accounts referred to herein as, "Accounts" ("Accounts"), administered through its Custody Unit (such Accounts referred to collectively herein as "Lender"), to _______________________________________________________ ("Borrower").




The parties hereto agree as follows;

1.   Definitions. In this Agreement, unless the context otherwise requires.

     (a) "Business Day" shall mean any day on which regular trading occurs in the principal market for the Loaned Securities (as defined below) subject to a Loan (as defined below) hereunder, provided, however, that for purposes of Section 1(k) such term shall mean a day on which regular trading occurs in the principal market for the securities whose value is being determined. Notwithstanding the foregoing, (e) for purposes of
     Section 4, "Business Day" shall mean any day on which regular trading occurs in the principal market for any Loaned Securities or for any Securities Collateral (as defined below) under any outstanding Loan hereunder and "next Business Day" shall mean the next day on which a transfer of Collateral (as defined below) may be effected in accordance with Section 5; and (ii) in no event shall a Saturday or Sunday be considered a Business Day.

     (b) "Cash Collateral" means, with respect to each type of Loaned Security (as defined below), cash in such currency as mutually agreed upon by the Borrower and the Lender and shall include irrevocable depository credits, and other irrevocable transfers of funds contemplated by this Agreement and checks.

     (c) "Clearing Organization" shall mean a securities depository, book-entry system, clearing house, or network which is acceptable to Lender.

     (d) "Close of Business", in relation to delivery or return of Loaned Securities or Securities Collateral under this Agreement, shall mean the final time on a Business Day at which settlement of such Loaned Securities or Securities Collateral may take place for trades settling on that day in the primary market in which such Loaned Securities or Securities Collateral are traded in order to constitute good delivery that day, or if the settlement is not to take place in such primary market, then at the final time for settlement in the Clearing Organization at which such Loaned Securities or Securities Collateral are to be delivered; and, in relation to the delivery or return of Cash Collateral, shall mean the last time on a Business Day at which banks in the business center in which delivery or return of such Cash Collateral is to be made will give the recipient value that day.

     (e) "Collateral" means Cash Collateral, Securities Collateral, Letters of Credit, any Substituted Collateral (as defined below), and the proceeds of all of the foregoing and any other property delivered by Borrower to Lender as such or held by Lender as such.

     (f) "Collateral Value" means (i) in the case of Cash Collateral, the amount thereof, (ii) in the case of Securities Collateral, the Market Value thereof and (iii) in the case of any Letters of Credit, the Maximum Permitted Amount thereunder.

     (g) "Default Rate of Interest" means, as of any date of determination, the rate, determined in good faith, by the party to whom such interest is to be paid, to be, (i) with respect to any amount payable in U.S. Dollars, a per annum rate of 2% in excess of the prime rate, as quoted in the Wall Street Journal for the immediately preceding Business Day (ii) with respect to any amount payable in currency other than U.S. Dollars that is freely available in the form of deposits in such an amount in the London inter-bank market on an overnight basis, a per annum rate of 2% in excess of the rate of interest at which overnight deposits in the relevant currency amount would be offered to Bank by major banks in the London interbank market: (iii) with respect to any amount payable in any currency not described in subparagraphs (i) or (ii) above, a comparable rate per annum to be determined based on generally available market information.

     (h) "Equivalent Securities" means with respect to any Loaned Securities or Securities Collateral, as applicable, securities of an equivalent nominal amount and of the same issue, class and series as such Loaned Securities or Securities Collateral as applicable or the equivalent (in the judgment of Lender) in the event of any reorganization, merger or other action by the issuer in respect of such Loaned Securities or Securities Collateral, as applicable.

     (i) "Letter of Credit" means an irrevocable letter of credit payable as specified by Lender that is to Lender's satisfaction substantially in the form of Exhibit B hereto and that is issued by a bank satisfactory to Lender.

     (j) "Margin Amount" means with respect to each Loan (as defined below), unless otherwise agreed (i) 105% of the aggregate Market Value (as defined below) of Loaned Securities which are Non U.S. Securities (as defined below); and (ii) 102% of the aggregate Market Value (as defined below) of Loaned Securities which are U.S. Securities (as defined below).

     (k) "Market Value" means, with respect to Loaned Securities or Securities Collateral, as of any date of determination, the amount determined by Lender in good faith based on (i) the last reported sale price of such securities on the principal exchange or market on which they are traded on the Business Day immediately preceding the day of valuation; or (ii) with respect to government securities as such securities are defined in Section 3(a)(42) of the Securities Exchange Act of 1934, the current market price as of the time of such pricing; or (iii) if no such price is available, a price determined by Lender in good faith, to be equal to the mean between the closing bid and asked prices of the Loaned Securities or Securities Collateral in question on such preceding Business Day or a price provided by a pricing service selected by Lender in good faith in each case, if applicable, together with any accrued but unpaid distributions thereon.

     Unless Lender specifies otherwise, the Market Value of any Loaned Security or Collateral denominated in a currency other than United States dollars ("foreign currency") or whose value is determined as aforesaid in any foreign currency will be converted into United States dollars by Lender in good faith by applying to the amount expressed in foreign currency the commercial spot rate for the purchase of United States dollars determined from such generally recognized source as Lender may specify from time to time, and such value, as so converted, less the amount, estimated in good faith by Lender, of any transaction costs or other expenses of any kind likely to be incurred by Lender in converting such currency into United States dollars, shall constitute the value of such Loaned Securities or Collateral, as the case may be.

     (1) "Maximum Permitted Amount" means, with respect to any Letter of Credit at any time, the amount available to be drawn at such time by Lender under such Letter of Credit.

     (m) "Non U.S. Securities" means (i) securities issued by an issuer organized or whose principal place of business is in a jurisdiction outside of the United States and (ii) securities denominated in any currency other than U.S. dollars. Any security traded on the New York or American Stock Exchange (or any other security to which the parties agree) shall not constitute a Non U.S. Security.

     (n) "Securities Collateral" means securities issued by the United States, or in respect of which the principal and interest are guaranteed by the United States, or other securities acceptable to Lender.

     (o) "U.S. Securities" means securities issued by an issuer organized or whose principal place of business is in a jurisdiction within the United States.

     (p) "Cutoff Time" shall mean a time on a Business Day by which a transfer of cash, securities or other property must be made by Borrower or Lender to the other as shall be agreed by Borrower and Lender in writing, or in the absence of any such agreement, as shall be determined in accordance with market practice.

2. Loan of Securities. Lender in its sole discretion may, from time to time, lend securities (the "Loaned Securities") (which term shall include any securities into which any Loaned Securities may at any time be converted or for which they may be exchanged, any additional securities distributed with respect to Loaned Securities as contemplated by Section 8 and any securities issued otherwise in respect thereof on a sub-division, consolidation, or exchange or otherwise) to Borrower at Borrower's request. The parties shall agree orally on the terms of each such loan (each, a "Loan"), including the issuer; class; and quantity of securities to be lent; the terms of compensation (including the amount of the Loan Fee and/or the Cash Collateral Fee); the duration of the Loan (or whether the Loan shall be terminable on demand); and the amount, which shall be at least equal to the Margin Amount, and type of Collateral to be delivered by Borrower, which terms may be amended by mutual agreement during the term of the Loan. If Lender agrees to make such a Loan, it shall deliver the Loaned Securities to Borrower as contemplated by this Agreement. Lender and Borrower contemplate that delivery by Lender of the Loaned Securities to Borrower shall be made against the simultaneous delivery of the Collateral by Borrower to Lender, unless otherwise agreed, provided, however, that in no event will Lender be required to deliver Loaned Security prior to its receipt of the related Collateral.

3. Collateral and Letters of Credit

     (a) Borrower shall, at or before the time Lender is to lend any Securities to Borrower, deliver to Lender Cash Collateral, Securities Collateral or Letter of Credit having an aggregate Collateral Value at least equal to the Margin Amount.

     Borrower hereby grants to Lender a security interest in (i) all Collateral from time to time delivered, provided, or designated to Lender, (ii) all after-acquired Collateral, and (iii) all present and future proceeds and products of any such Collateral, including without limitation any property in which any Cash Collateral may be invested by Lender, in each case to secure all present and future obligations of Borrower to Lender under this Agreement. Such security interest shall cease upon the return of the Loaned Securities to Lender. Notwithstanding any other provision of this Agreement, any Collateral delivered to or held by Lender in connection with any Loan shall nonetheless be considered for all purposes to serve as Collateral for all of the obligations of Borrower under any Loan or otherwise under this Agreement. In the event that any Collateral is likely to mature while it is being used as Collateral, then, prior to the maturity of such Collateral, Borrower shall, unless Lender specifies otherwise, replace such Collateral with other Collateral acceptable to Lender and of at least equal value.

     It is understood that Lender may use or invest the Cash Collateral at its own risk, but that Lender shall, during the term of any Loan hereunder, segregate all Collateral from all securities or other assets in its possession. Lender may pledge, repledge, hypothecate, rehypothecate, lend, relend, sell or otherwise transfer the Securities Collateral, or reregister Securities Collateral evidenced by physical certificates in any name other than Borrower's only in the event of a Default by Borrower. Segregation of Collateral may be accomplished by appropriate identification on the books and records of Lender or its agent if Lender or its agent is a "financial intermediary" or a "clearing corporation" within the meaning of the New York Uniform Commercial Code.

     Except as otherwise provided herein, upon transfer to Lender of the Loaned Securities on the day a Loan is terminated pursuant to Section 7, Lender shall be obligated to transfer the Collateral to Borrower no later than the Close of Business on such day, or if such day is not a day on which a transfer of such Collateral may be effected under Section 5, the next day on which such a transfer may be effected.

     It Borrower transfers Collateral to Lender and Lender does not transfer the Loaned Securities to Borrower, Borrower shall have the absolute right to the return of the Collateral; and if Lender transfers the Loaned Securities to Borrower and Borrower does not transfer the Collateral to Lender, Lender shall have the absolute right to the return of the Loaned Securities.

     Lender's sole obligation to Borrower in respect of Collateral shall be to return the Collateral (or, in the case of Securities Collateral, Equivalent Securities) to Borrower as contemplated by this Agreement, subject to any deduction or withholding contemplated by this Agreement.

     Any Collateral provided in making mark-to-market adjustments pursuant to this Agreement shall be Collateral for all purposes of this Agreement. Any converted form of Collateral and any proceeds of Collateral, including without limitation any distributions or payments by any person with respect to such Collateral, shall similarly be Collateral for all purposes.

     In addition to the rights given Lender under this Agreement, Lender shall have the rights and remedies of a secured party under the New York Uniform Commercial Code. Borrower shall not create or permit to exist any security interest, lien, or other encumbrance with respect to any Collateral, except any security interest, lien or encumbrance created under this Agreement.

     (b) Lender is authorized to invest and reinvest, for its own account and at its own risk, part or all of any Collateral in the form of cash or a depository credit or the cash proceeds of any Collateral in any deposit, security or other investment, as determined in Lender's sole discretion. Lender shall be entitled to retain and appropriate to its sole use and ownership all interest and other income and distributions received by it as a result of investing and reinvesting any such Collateral and all net gains realized upon the sale, retirement or other disposition of such investment and reinvestment of such Collateral, none of which shall or shall be deemed, notwithstanding any other provision of this Agreement, to increase the amount of the Collateral held by Lender. Nothing contained herein shall limit Lender's right to invest any Collateral in the form of a depository credit as provided in the Section 3(b) hereof and to receive funds at any time for any depository credit.

     (c) Borrower may, upon reasonable notice to Lender (taking into account all relevant factors, including industry practice, the type of Collateral to be substituted and the applicable method of transfer), substitute Collateral which is acceptable to Lender (the "Substituted Collateral") for any Collateral previously delivered to Lender, provided that, immediately after such substitution, the Collateral Value of the Collateral held by Lender is at least equal to the Margin Amount as of such time.

     (d) Lender acknowledges that, in connection with Loans of Government Securities and as otherwise permitted by applicable law, some securities provided by Borrower as Collateral under this Agreement may not be guaranteed by the United States. As used in this Agreement, "Government Securities" shall mean government securities as defined in Section 3(a)(42)(A)-(C) of the Securities Exchange Act of 1934, as amended.

4.   Marking to Market

     (a) Lender and Borrower shall daily mark to market the Loaned Securities and the Securities Collateral hereunder based on a determination of Market Value as defined in Paragraph 1(k) above.

     (b) Unless otherwise agreed in writing, if on any Business Day the Collateral Value of all Collateral in respect of all outstanding Loans is less than the Margin Amount of all outstanding Loans Borrower shall deliver additional Collateral which, together with Collateral in the possession of Lender, has a Collateral Value at least equal to the Margin Amount, such additional Collateral to be delivered to Lender (i) by the Close of Business on the same Business Day, if notice is received by Borrower by the Cutoff Time that day, and (n) by the Close of Business the next Business Day, if such notice is received by Borrower after the Cutoff Time that day, or, in either case, by such other time to which the parties may agree.

     (c) Unless otherwise agreed in writing, if on any Business Day the Collateral Value of all Collateral in respect of all outstanding Loans exceeds the Margin Amount, Borrower may require Lender to return Collateral equal to the amount of the excess (i) in the case of

     Collateral located in the United States, such excess Collateral to be returned by Lender by the Close of Business on the same Business Day, if notice is received by Lender by the Cutoff Time that same day and (ii) in all other cases, such excess Collateral to be returned by Lender by the Close of Business on the next Business Day, if notice is received by Lender by the Cutoff Time that day.

5.   Deliveries: Schedules of Loaned Securities.

     (a) Securities. Deliveries of securities of any type by one party hereto to the other party shall be by (i) delivering to the recipient or its agent certificates representing the securities in good deliverable form, (ii) causing the securities simultaneously to be irrevocably credited to the recipient's account and debited to the sender's account at a Clearing Organization, or (iii) by such other means as may be agreed by the parties, together with such documentation as the party receiving such securities shall reasonably request.

     (b) Cash, Deliveries of Cash Collateral by one party hereto to the other party shall be by (a) delivery to the party receiving such Cash Collateral of a certified or bank cashier's check payable as specified by Lender in next day funds, (b) causing a cash amount simultaneously to be debited to the sender's account and credited irreversibly to the recipient's account at a Clearing Organization, or (c) irreversible telegraphic wire transfer or other irreversible credit in immediately available funds to the account of such party at such bank or Clearing Organization as shall be designated by such party.

     (c) Letter of Credit Delivery of a Letter of Credit to Lender shall be made by Borrower causing such Letter of Credit to be issued in the required Maximum Permitted Amount or by causing the Maximum Permitted Amount under an outstanding Letter of Credit to be amended to the Maximum Permitted Amount then required, in either case, in form and substance satisfactory to Lender, and physically delivered to Lender.

     (d) Any delivery under this Agreement may be made to such agent, designee or nominee as shall be chosen by the party entitled to such delivery, and such delivery shall be deemed to have been made when received by such agent, designee or nominee.

     (e) Borrower shall deliver to Lender on or before the Business Day after the day on which any Loan is made hereunder a schedule of the Loaned Securities, identifying the Loaned Securities in all pertinent respects (including without limitation a full security description) and acknowledging that the Loaned Securities are loaned pursuant hereto, referencing this Agreement. Any identification of Loaned Securities shall be deemed to include any securities into which any identified Loaned Securities may at any time be converted or for which they may be exchanged, any additional securities distributed with respect to Loaned Securities, and any securities issued otherwise in respect thereof on a sub-division, consolidation or exchange, unless such identification specifically provides to the contrary.

6. Cash Collateral Fees and Loan Fees. Unless otherwise agreed, Lender agrees to pay Borrower a Cash Collateral Fee in the same currency as the related Cash Collateral computed daily based on the amount of Cash Collateral held by Lender, and Borrower agrees to pay Lender a Loan Fee computed daily on each Loan secured by Collateral other than Cash Collateral in U.S. Dollars unless otherwise agreed, in each case, at such rates as the parties shall agree prior to and from time to time during each Loan. Unless otherwise agreed, Cash Collateral Fees shall accrue from and including the first Business Day on which the Cash

Collateral is available to Lender for investment, to, but excluding, the first date on which such Cash Collateral is not so available to Lender for investment; and Loan Fees shall accrue from and including the date on which the Loaned Securities are delivered to Borrower to, but excluding, the date on which such Loaned Securities are returned to Lender.

Unless otherwise agreed, any Loan Fee or Cash Collateral Fee payable hereunder shall be payable:

     (a) in the case of any Loan of securities other than Government Securities, upon the earlier of (i) the fifteenth day of the month following the calendar month in which such fee was incurred or (ii) the termination of all Loans hereunder (or, if a transfer of cash in accordance with Section 5 may not be effected on such fifteenth day or the day of such termination, as the case may be, the next day on which such a transfer may be effected); and

     (b) in the case of any Loan of Government Securities, upon the termination of such Loan.

     Notwithstanding the foregoing, all Fees shall be payable immediately upon termination of this Agreement or upon the occurrence of an Event of Default with respect to the party obligated to pay such fees.

7.   Termination of a Loan.

     (a) Unless otherwise agreed in writing, Borrower may terminate any Loan on any Business Day, either in whole or in part, by giving notice to Lender by the Cutoff Time the same day and transferring the Loaned Securities to Lender by the Close of Business the same day. Unless otherwise agreed in writing, Lender may terminate any Loan on any Business Day, either in whole or in part, on any termination date established by notice to Borrower prior to the Close of Business on a Business Day. The termination date established by a termination notice given by Lender to Borrower shall be no earlier than the standard settlement date in the principal market in which such securities are traded for trades of such Loaned Securities entered into on the date of such notice. Borrower shall transfer the Loaned Securities to Lender on or before the Cutoff Time on the termination date of such Loan.

     (b) Unless Borrower is in default under this Agreement, Lender shall, following its receipt of the Loaned Securities related to such terminated Loan, deliver to Borrower such Collateral in respect of the terminated Loan as may be specified by Borrower in a written request, subject to verification and approval by Lender, demonstrating that the Collateral remaining immediately after the return of such Collateral will have an aggregate value of least equal to the Collateralized Amount.

     (c) Any amounts not paid when due hereunder shall bear interest at the Default Rate of Interest from the date due until paid in full.

8.   Rights In Loaned Securities.

     (a) During the term of any Loan, (i) Borrower shall, without prejudice to Lender's rights under Section 8(b), have all incidents of ownership with respect to the related Loaned Securities, including the right to transfer such Loaned Securities to others, and (ii) unless

     Lender notifies Borrower to the contrary, Lender hereby waives its right to vote or to provide any consent or take any similar action with respect to, such Loaned Securities in the event that the record date or deadline for such vote, consent or other action falls during the term of such Loan, provided, however, that after termination of the Loan until such securities are returned to Lender, Borrower agrees to exercise or procure the exercise of any rights arising with respect to such securities, accordance with the instructions of Lender. Subject to the foregoing, despite any termination of a Loan, any securities loaned under this Agreement shall continue to be Loaned Securities for all other purposes until returned to Lender.

     In the event Lender elects to exercise rights arising in respect of any Loaned Securities, Lender shall notify borrower of such election in accordance with the Termination of a Loan provisions herein, and Borrower shall, at its option, either exercise such rights on behalf of Lender in accordance with Lender's instructions or terminate such Loan in accordance with the provisions of Section 7 herein, in either case upon notice to Lender, provided, however that if Borrower elects not to exercise Lender's rights on behalf of Lender and Borrower fails to (i) return the Loaned Securities or (ii) notify Lender that it will not return the Loaned Securities, in either case, in such time as to afford Lender a reasonable time to take such steps as are necessary to afford Lender the opportunity to exercise such rights, Borrower shall be liable for the actual, direct losses resulting from such failures.

     (b) Lender shall be entitled to receive all distributions made by the issuers of the Loaned Securities or otherwise arising in respect thereof from the time of delivery of the Loaned Securities to Borrower until the return thereof to Lender, including without limitation cash dividends, stock dividends and splits, and principal and interest distributions of any kind declared, granted, or made by the issuer, or any affiliate thereof, and rights to purchase or to subscribe for additional securities. Unless Lender shall have otherwise received such distribution Borrower shall, on the payment date of any such distribution, (i) forthwith pay or transfer to Lender any distribution in any form other than securities or rights to receive or acquire securities (such payment or transfer, in the case of a distribution in the form of cash, to be made in the same currency as that in which payment of such distribution was payable by the issuer of the securities) and (ii) in the case of any distribution in the form of securities or rights, treat the securities or rights distributable as having been added to the Loaned Securities, in which case such securities or rights shall be considered Loaned Securities for all purposes of this Agreement, except that Borrower shall, if so instructed by Lender prior to the payable date of any such distribution of securities, deliver to Lender on or after such payable date an equal amount of such distributable securities or rights in negotiable, deliverable form. Non-cash distributions received by Borrower and not otherwise paid or transferred to Lender shall be added to the Loaned Securities on the date of distribution and shall be considered such for all purposes, except that if the Loan has terminated, Borrower shall forthwith transfer the same to Lender.

     (c) During the term of any Loan secured by Collateral consisting of securities, Borrower shall be entitled to receive all sums paid in respect of interest and distributions pertaining to said securities during the term of the Loan, and Lender shall pay over or deliver to Borrower any such amounts paid in respect of interest and distributions: provided, however, that Lender shall be entitled to hold any such interest or distribution to the extent of. and to offset such interest or distribution against, any obligation of Borrower to deliver any Collateral to, or to maintain any Collateral with, Lender or otherwise as Lender may reasonably deem necessary or advisable in light of any obligation, whether present or future, of Borrower to Lender. Non-cash distributions received by Lender and not otherwise paid or transferred to Borrower shall be added to the Collateral and shall be considered such for all purposes, except that if the Loan has terminated, Lender shall forthwith transfer the same to Borrower, subject to the provisions of this Agreement.

9.   Transfer Taxes and Necessary Costs.

     (a) Borrower will pay any stamp or other tax levied or imposed upon it or in respect of its execution of this Agreement or its performance of its obligations under this Agreement by any jurisdiction and will indemnify Lender against any stamp or other tax levied or imposed upon Lender or Lender's execution of this Agreement or its performance of its obligations under this Agreement by any jurisdiction other than the United States of America. All transfer taxes and transfer fees in respect of the delivery and return of or realization upon the Loaned Securities and Collateral shall be paid by Borrower. If Lender shall incur any loss or expense by reason of Borrower's failure to pay all such taxes and costs, Lender shall, in addition to any rights it might otherwise have, be entitled to retain Collateral in an amount sufficient to satisfy its claim against Borrower in respect of such taxes and costs.

     (b) Unless otherwise agreed, if (i) Borrower is required to make a payment (a "Borrower Payment") with respect to cash distributions on Loaned Securities ("Securities Distribution"), or (ii) Lender is required to make a payment (a "Lender Payment") with respect to cash distributions on Collateral ("Collateral Distribution"), and (iii) Borrower or Lender, as the case may be ("Payer"), shall be required by law to collect any withholding or other tax, duty, fee, levy or charge required to be deducted or withheld from such Borrower Payment or Lender Payment ("Tax"), then Payer shall (subject to subsections (c) and (d) below), pay such additional amounts as may be necessary in order that the amount of the Borrower Payment or Lender Payment received by the Lender or Borrower, as the case may be ("Payee"), after payment of such Tax equals the net amount of Securities Distribution or Collateral Distribution that would have been received if such Securities Distribution had been paid directly to the Payee.

     (c) No additional amounts shall be payable to a Payee under subsection (b) above to the extent that Tax would have been imposed on a Securities Distribution or Collateral Distribution paid directly to the Payee.

     (d) No additional amounts shall be payable to a Payee under subsection (b) above to the extent that such Payee is entitled to an exemption from, or reduction in the rate of, Tax on a Borrower Payment or Lender Payment subject to the provision of a certificate or other documentation, but has failed timely to provide such certificate or other documentation.

     (e) Each party hereto shall be deemed to represent as of the commencement of any Loan hereunder, that no Tax would be imposed on any cash distribution paid to it with respect to (i) Loaned Securities subject to such Loan (if it is acting as Lender) or (ii) Collateral for such Loan (if it is acting as Borrower), unless such party has given notice to the contrary to the other party hereto (which notice shall specify the rate at which such Tax would be imposed). Each party agrees to notify the other of any change that occurs during the term of a Loan in the rate of any Tax that would be imposed on any such cash distributions payable to it.

10. Financial Condition. Upon demand by Lender, Borrower shall deliver to Lender
(i) the most recent available audited statement of Borrower's financial condition, and (ii) the most recent available unaudited statement of its financial condition (if more recent than the audited statement). Borrower represents and warrants that such statements fairly represent its financial condition and net capital as of the dates of such statements and have been prepared in accordance with generally accepted accounting principles of the jurisdiction in which the subject of such financial statement is organized or located, as the case may be.

11. Confidentiality and Non-Compete. Borrower acknowledges that all information and documents which come into Borrower's possession or control concerning Bank or any Lender in respect, or in the course, of any dealings contemplated by this Agreement constitute a valuable asset of and are proprietary to Lender and Bank, and also acknowledges that Lender has a responsibility to its clients and employees to keep its records and information confidential and proprietary. Therefore, except as may be required by law, rule, legal process, or regulatory investigation, Borrower agrees not to disclose or use in any manner, either directly or indirectly, any such information or documents or any other information of any kind, nature or description concerning matters affecting or relating to this Agreement, Lender or its clients unless said information is (i) already in the public domain, (ii) was within Borrower's possession prior to its disclosure by the Lender to Borrower pursuant hereto. (iii) becomes available to Borrower on a non-confidential basis after the date hereof from any third party which is not known by Borrower to be bound by a confidentiality agreement with the Lender with respect to such information or (iv) Lender has given its prior consent.

This Section 11 shall survive termination of this Agreement and termination of any Loan hereunder.

12. Termination Upon Default. The happening of any of the following events as to a party, or the party specified below, as the case may be (in each such case, such party being referred to as the "Defaulting Party", and the other party being referred to as the "Non-Defaulting Party") shall constitute an "Event of Default" under this Agreement:

     (a) if any Loaned Securities shall not be transferred to Lender upon termination of the Loan as required by Section 7;

     (b) if any Collateral shall not be transferred to Borrower upon termination of the Loan as required by Sections 3(a) and 7;

     (c) if either party shall fail to transfer Collateral as required by
     Section 4;

     (d) if either party (i) shall fail to transfer to the other party amounts in respect of distributions required to be transferred by Section 8, (ii) shall have received notice of such failure from the non-defaulting party, and (iii) shall not have cured such default by the Cutoff Time on the next day after such notice on which a transfer of cash may be effected in accordance with Section 5;

     (e) if any representation of a party made herein shall prove to have been incorrect when made or deemed to have been made or becomes untrue in any material respect at any time thereafter:

     (f) if a party or any Affiliate of such party shall be involved in financial difficulties as evidenced by: (i) its commencement of a voluntary case under Title 11 of the United States Code as from time to time in effect, or by its authorizing, by appropriate proceedings of its board of directors or other governing body, the commencement of such a voluntary case; (ii) the commencement, in respect of it, of an involuntary case under said Title 11 and such case is not dismissed within 30 days; (iii) its filing an answer or other pleading admitting or failing to deny the material allegations of a petition filed against it commencing an involuntary case under said Title 11, or seeking, consenting to or acquiescing in the relief therein sought or provided, or its failing to controvert timely the material allegations of any such petition; (iv) the entry of an order for relief in any involuntary case commenced under said Title 11; (v) its seeking relief as a debtor under any applicable law, other than said Title 11, of any jurisdiction, whether within or without the United States of America, relating to the insolvency, liquidation or reorganization of debtors or the modification or alteration of the rights of creditors, or by its consenting to or acquiescing in such relief or any involuntary case or petition filed or made therefor (including without limitation seeking any order or arrangement for rehabilitation or for the appointment of any receiver, administrative receiver, administrator, trustee or person performing similar functions, or instituting supervisory proceedings or proceedings for court administration or similar proceedings in any jurisdiction); (vi) the commencement of any involuntary case or proceeding of the nature referred to in (v) above and such case is not dismissed within 30 days;
     (vii) the passing of any resolution by its members, shareholders, partners or other controllers to effect, approve or seek its winding up, dissolution or liquidation; (viii) the entry of any order by a court, tribunal, or other authority of competent jurisdiction finding it to be bankrupt or insolvent, ordering or approving its liquidation, winding up, dissolution or reorganization or any modification or alteration of the rights of its creditors, or assuming custody of, or appointing a receiver, administrator, administrative receiver, trustee, custodian or other person performing similar functions for all, or a substantial part, of its property or business; (ix) its making an assignment for the benefit of its creditors, or appointing or consenting to the appointment of a receiver, administrator, administrative receiver, trustee, custodian or other person performing similar functions for all or a substantial part of its property or business; (x) its admission in writing of its inability to pay its debts as they become due or (xi) any occurrence, activity, order or other event, in Lender's good faith judgment of a nature generally similar to those described in (i) through (x) above or having or likely to have the same or any similar effect, occurring in, under the jurisdiction or auspices of any person or authority located in, or otherwise happening in or with respect to any jurisdiction within or without the United States;

     (g) if Borrower or any Affiliate of Borrower shall fail to make any payment when due in respect of any Indebtedness or shall fail to observe or perform the terms of any instrument or agreement relating to any such Indebtedness and any such failure shall continue, without having been cured, waived or otherwise consented to, beyond any applicable period of grace, or any such Indebtedness shall be accelerated or declared due and payable prior to the stated maturity thereof or if any security interest in or any lien on any property of Borrower or any Affiliate thereof securing any such Indebtedness shall be enforced; for the purposes of this paragraph, "Indebtedness" includes all obligations related to borrowed money where the principal amount of the borrowing exceeds $10 million;

     (h) if any federal or state agency, court, tribunal or other governmental entity or regulatory body of any kind of any jurisdiction within or without the United States or any creditor of a party other than the other party to this Agreement shall file any petition or seek any appointment specified in
     Section 12(f) or under the Securities Investor Protection Act or under any applicable law or regulation, whether of the United States of America or any other jurisdiction, providing for the protection of investors, with respect to such party which petition is not vacated within thirty (30) days;

     (i) if the Securities and Exchange Commission shall revoke or suspend the registration, if any, of Borrower as a broker/dealer, or if any license required for Borrower's entry into this Agreement, entry into any Loan contemplated hereby or performance of its obligations hereunder or otherwise required for Borrower to engage in its business as now conducted shall be revoked or suspended or shall fail to be renewed by any agency, court, tribunal or other governmental entity or regulatory body of any political subdivision of any kind in any jurisdiction whether or not of or located in the United States, or if any such person or entity shall take any disciplinary action against Borrower, or make any order restricting the activities of Borrower or its ability to dispose of its assets, which in the opinion of Lender has or could have material adverse effect on the ability of Borrower to perform its obligations hereunder;

     (j) if any securities exchange, any securities association, any self-regulatory organization or, in Lender's reasonable judgment, any comparable entity (whether created or operating under the laws of, or located in, the United States or any other jurisdiction) shall revoke or suspend the membership, license, or other comparable relationship of or with Borrower; or

     (k) if Borrower consolidates or amalgamates with, or merges into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation. amalgamation, merger or transfer Borrower does not notify Lender of the resulting, surviving or transferee entity, or the resulting, surviving or transferee entity has not assumed all the obligations of Borrower under this Agreement pursuant to an agreement reasonably satisfactory to the other party;

     (l) if a party shall fail to comply with any material obligation of such party under this agreement not specifically set forth in subsections
     (a)-(k) above, including but not limited to the payment of fees as required by Section 6, and the payment of transfer taxes as required by Section 9,
     (ii) shall have received notice of such failure from the non-defaulting party and (iii) shall not have cured such failure by the Cutoff Time on the next day after such notice on which a transfer of cash may be effected under Section 5.

For the purposes of this Section 12, "Affiliate", in relation to a party, shall mean any entity controlled, directly or indirectly, by such party, any entity that controls, directly or indirectly, such party and any entity under common control with such party. For purposes of this definition, "control" of an entity means ownership of a majority of the voting power of the entity.

If an Event of Default shall occur and be continuing as to a party, the Non-Defaulting Party shall be entitled, immediately upon oral or written notice to the Defaulting Party, to terminate any or all Loans; provided, however, that upon the happening of any Event of Default specified in (f), or (h) above the Non-Defaulting Party shall for all purposes be deemed to have given such notice with respect to all Loans simultaneously with the happening of such Event of Default.

13. Realization upon Collateral. Without in any way limiting any right Lender may otherwise have under this Agreement or otherwise, Lender is hereby authorized at its election, at any time or times after the actual or deemed giving of the notice specified in the last paragraph of Section 12, without further demand or notice, to sell or otherwise dispose of all or any of the Collateral in the principal market for such Collateral in a commercially reasonable manner as it may deem necessary or desirable under the circumstances, and Lender may also exercise any and all other rights and remedies of a secured party under any applicable law, all as Lender may determine.

Without limiting in any way the generality of the foregoing, in the event that
(i) securities identical to Loaned Securities required to be returned to Lender in accordance with this Agreement are not returned to Lender when and as specified in this Agreement, (ii) Lender is obligated to redeliver, or otherwise deprived of its rights to, any Loaned Securities after their return, or is in any way required to pay their value or any related sum over, as a result of any bankruptcy, insolvency, liquidation, reorganization, or other similar proceeding relating to Borrower or pursuant to any legal requirement, including without limitation any laws relating to so-called "preferences" or preferential payments, or (iii) an Event of Default shall have happened with respect to Borrower, Lender may immediately elect to purchase a like amount of securities identical to the Loaned Securities in the principal market for such securities in a commercially reasonable manner. In the event of any such purchases, Lender may apply the Collateral in the amount required to the payment of the purchase price and to payment of or reimbursement of Lender for any and all reasonable expenses and transaction costs related to any such purchases and all other reasonable enforcement costs of any type incurred by Lender, including without limitation any brokerage expenses and applicable taxes and duties and attorneys' fees, and any clearance, custody, or foreign exchange fees or expenses. In connection with or anticipation of any such application, Lender may sell any Collateral in the principal market for such Collateral, present or negotiate checks, present a draft under any Letter of Credit, and/or receive funds for any depository credit. Lender may similarly apply the Collateral to any other obligation of Borrower under this Agreement, including without limitation Loan premiums and distributions.

If, following the occurrence of any Event of Default, the Collateral is not sufficient to satisfy all obligations of Borrower under this Agreement, Borrower shall be liable to Lender for the amount of remaining obligations plus interest at the Default Rate.

If any Collateral remains after all obligations of Borrower under this Agreement have been satisfied, Lender or its agents shall promptly return to Borrower or its agent the balance of the Collateral.

14. Rights of Borrower. In the event that (i) any Collateral required to be returned to Borrower in accordance with this Agreement is not returned to Borrower when and as specified in this Agreement, (ii) Borrower is obligated to redeliver, or otherwise deprived of its rights to, any Collateral after its return, or is in any way required to pay its value or any related sum over, as a result of any bankruptcy, insolvency, liquidation, reorganization or other similar proceeding relating to Lender or pursuant to any legal requirement, including without limitation any laws relating to so-called "preferences" or preferential payments, or (iii) an Event of Default shall have happened with respect to Lender, Borrower may immediately sell the Loaned Securities in the principal market for such securities and apply the proceeds thereof to purchase any securities identical to those constituting such Collateral or may otherwise apply any proceeds of such sale to the obligation of Lender to return any Collateral to Borrower. In such event, Borrower may in addition apply any such proceeds of any such sales to payment of or reimbursement of Borrower for any and all reasonable expenses and transaction costs related to any such sales and all other reasonable enforcement costs of any type incurred by Borrower, including without limitation any brokerage expenses and applicable taxes and duties and attorneys' fees, and any clearance, custody, or foreign exchange fees or expenses. Borrower may similarly apply the proceeds of any such sale to any other obligation of Lender under this Agreement. Borrower shall notify Lender immediately prior to any such action. As an alternative to any sale of Loaned Securities under this Section 14, Borrower may retain the Loaned Securities and may apply against any and all obligations of Borrower to Lender the value of such retained Securities, all as if it had sold such Loaned Securities as provided in this Section 14.

If, following the occurrence of any Event of Default, the value of the Loaned Securities is not sufficient to satisfy all obligations of Lender under this Agreement, Lender shall be liable to Borrower for the amount of remaining obligations plus interest at the Default Rate.

If any Loaned Securities or proceeds thereof remain after all obligations of Lender under this Agreement have been satisfied, Borrower or its agents shall promptly return to Lender or its agent the balance of the Loaned Securities or proceeds thereof.

15. Representations and Warranties. Each of Lender and Borrower represents and warrants to the other that (a) it is duly organized and validly existing and in good standing under the law of the jurisdiction in which it is established and it has all necessary power and authority to enter into this Agreement and to carry out the transactions contemplated hereby; (b) this Agreement does not violate any laws, rules or regulations applicable to it; (c) this Agreement constitutes a legal, valid and binding obligation enforceable against it (subject to applicable bankruptcy, reorganization, insolvency, or similar laws affecting creditors' rights generally); (d) it has not relied on the other for tax or accounting advice concerning this Agreement or any Loan; and (e) any Loaned Securities or Collateral delivered by it to the other party will be delivered free from any lien, charge or other encumbrance.

Borrower represents and warrants that all Loans shall comply with all applicable laws of any and all jurisdictions as may be in effect from time to time, including without limitation Regulation T issued by the Board of Governors of the Federal Reserve System, as amended from time to time ("Regulation T"). Without limiting the generality of the foregoing, if Borrower is a "creditor" as such term is defined in Section 2(b) of Regulation T, Borrower represents and warrants that all Loaned Securities shall be used by Borrower solely for the purposes permitted by Section 16 of Regulation T and that all Collateral shall at all times constitute permissible collateral for securities borrowing under Regulation T.

Each of the representations and warranties in this Section shall be deemed repeated at all times during the term of this Agreement.

16. Indemnification. Any remedy provided to either party by this Agreement, including any remedy provided by this Section 16, shall not be exclusive, and a party shall be entitled to exercise all rights and take advantage of all remedies available to it under applicable law. Without limiting the generality of the foregoing, a party shall be liable to the other party, in the event of any breach by such party of any provision of this Agreement or if it is the Defaulting Party with respect to any of the Events of Default specified in
Section 12, for any and all losses, expenses, transaction costs, or other amounts incurred by the other party resulting directly therefrom or incurred by such other party in attempting to relieve or mitigate the effects thereof, including without limitation any brokerage expenses and applicable taxes and duties and attorneys' fees, provided that neither party shall be liable to the other for indirect or consequential damages.

Borrower agrees to indemnify, defend, and hold and save harmless Lender from any and all losses, damages, claims, actions, demands or lawsuits of any kind whatsoever arising in any way out of the transactions contemplated by this Agreement or the use that Borrower makes of the Loaned Securities except such as may be caused by the gross negligence or willful misfeasance of Lender.

17. Single Business Relationship. Borrower and Lender acknowledge and agree that, and have entered hereinto and will enter into each Loan hereunder in consideration of and in reliance on the fact that, all Loans hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, each of Borrower and Lender agrees (i) to perform all of its obligations in respect of each Loan hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Loans hereunder, (ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Loan against obligations owing to them in respect of any other Loans hereunder, and (Hi) that payments, deliveries, and other transfers made by either of them in respect of any Loan shall be deemed to have been made in consideration of payments, deliveries, and other transfers in respect of any other Loans hereunder, and the obligations to make any such payments, deliveries, and other transfers may be applied against each other and netted.

18. Assignment; Amendment. This Agreement shall not be assignable by either party without the prior written consent of the other party, and any such assignment made without such consent shall be null and void for all purposes. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement shall not be amended except by an instrument in writing signed by each of the parties hereto.

19. Provisional Remedies, Self Help, and Foreclosure. No provision, or the exercise of any rights hereunder, shall limit the right of any party to exercise self help remedies such as setoff, to foreclose against any Collateral, or to obtain provisional or ancillary remedies such as injunctive relief or the appointment of a receiver from a court having jurisdiction before, during or after the pendency of any arbitration.

20. Governing Law, Agreements, Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. In case of any inconsistency between the terms of this Agreement and the terms of any Loan, as such terms may be evidenced by a confirmation or otherwise, the terms of this Agreement shall prevail.

Each party hereby irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets, all immunity on the grounds of sovereignty or other similar grounds from (a) suit, (b) jurisdiction of any court, (c) attachment of its assets (whether before or after judgment) and (d) execution of judgment to which it might otherwise be subject in any suit, action or proceeding relating to or arising out of in any way this Agreement or any transaction contemplated hereby in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any such suit, action or proceeding.

The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof.

This Agreement may be executed in counterparts, each of which will be deemed an original.

21. Intent of Parties; No Exchange Contract. Each party hereto agrees that this Agreement and the Loans made hereunder shall not be "exchange contracts" as defined in the Rules of the New York Stock Exchange, Inc. and shall not be subject to the buy-in provisions of any securities self-regulatory organization of which the parties are members.

Borrower and Lender hereto agree and acknowledge that (a) each Loan hereunder is a securities contract, "as such term is defined in Section 741(7) of Title 11 of the United States Code (the "Bankruptcy Code"), (b) each and every transfer of funds, securities and other property under this Agreement and each Loan hereunder is a "settlement payment" or a "margin payment," as such terms are used in Sections 362(b)(6) and 546(e) of the Bankruptcy Code, and (c) the rights given to Borrower and Lender hereunder upon a Default by the other constitute the right to cause the liquidation of a securities contract and the right to set off mutual debts and claims in connection with a securities contract, as such terms are used in Sections 555 and 362(b)(6) of the Bankruptcy Code. Each party hereto further agrees and acknowledges that if a party hereto is an "insured depository institution," as such term is defined in the Federal Deposit Insurance Act, as amended ("FDIA"), then each Loan hereunder is a "securities contract" and "qualified financial contract," as such terms are defined in the FDIA and any rules, orders or policy statements thereunder.

22. ERISA Plan Assets. The parties agree that no Loaned Securities shall be obtained, directly or indirectly, from or using the assets of any Plan (which term means (1) any "employee benefit plan" as defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or (2) any "plan" as defined in Section 4975(e)(1) of the Internal Revenue Code of
1986), unless Borrower and/or any affiliate of Borrower represents in writing to Lender that neither Borrower nor any affiliate thereof has any discretionary authority or control with respect to the assets of such Plan or renders investment advice within the meaning of 29 C.F.R. Section 2510.3-21(c) with respect to the investment of the assets of such Plan. If, in connection with any Loan of Loaned Securities obtained, directly or indirectly, from or using the assets of a Plan, Lender will so notify Borrower, and the parties will comply with the requirements of Prohibited Transaction Exemption 81-6, as amended from time to time by the United States Department of Labor.

23. Waiver. The failure of either party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. All waivers in respect to an Event of Default must be in writing.

24. Survival of Remedies. All remedies hereunder shall survive the termination of the relevant Loan, return of Loaned Securities or Collateral and termination of the Agreement

25. Notices. All notices required to be given to a party hereunder shall be conveyed in writing by personal delivery, telecopy, telex or other form of telegraphic communication, or orally (confirmed by such writing), to the person(s) and at the address and phone number listed below, or to such other person(s) as shall be specified in such a notice by such party. All notices shall be effective upon actual receipt.

26. SIPA NOTICE. THE PROVISIONS OF THE SECURITIES INVESTOR PROTECTION ACT OF 1970 MAY NOT PROTECT THE LENDER WITH RESPECT TO LOANS HEREUNDER AND, THEREFORE, THE COLLATERAL DELIVERED TO THE LENDER MAY CONSTITUTE THE ONLY SOURCE OF SATISFACTION OF BORROWER'S OBLIGATION IN THE EVENT BORROWER FAILS TO RETURN THE LOANED SECURITIES.

27. Status of Bank. Bank represents, which representations shall continue during the term of any Loan that (i) Lender has duly authorized Bank to execute and deliver this Agreement on its behalf; has the power to so authorize Bank and to enter into the Loans contemplated by this

Agreement and perform the obligations of Lender under such Loans: and has taken all necessary action to authorize such execution and delivery by Bank and such performance by it; and Bank is authorized to act as agent for and on behalf of each Account constituting a Lender hereunder, in respect of any and all rights and obligations of such Lender arising under this Agreement or in respect of any Loan. Each and every obligation, liability or undertaking with respect to any Loan shall be solely an obligation, liability or undertaking of, and binding upon, the Account by or in respect of which such Loan is made (the "Affected Account"), whether or not any Affected Account is identified to Borrower in respect of any Loan. Bank shall under no circumstances have any liability whatsoever as principal in respect of this Agreement or any Loan, and no such obligation, liability or undertaking shall be binding upon or affect Bank, it being understood and agreed that Borrower shall have recourse solely to the Affected Account or Accounts in respect of this Agreement or any Loan.

In witness whereof the parties have executed this Agreement by their duly authorized representatives effective as of the date first set forth above.


NAME OF BORROWER                              UNION BANK OF CALIFORNIA, N.A.,
                                              as agent for its CUSTODY CLIENTS

By:___________________________                By:________________________

Name: ________________________                Name: ELLEN KOERNER

Title: _______________________                Title: Vice President

Address for notices:                          Address for notices:

______________________________                UNION BANK OF CALIFORNIA. NA.

______________________________                Attention: Ellen Koerner

______________________________                475 Sansome Street

______________________________                San Francisco CA 94111

Phone No. ____________________                Phone No.(415) 296-6529

Facsimile No._________________                Facsimile No. (415) 291-7838

RE:  SECURITIES LENDING AGREEMENT AND
     MASTER REPURCHASE AGREEMENT



                                    Exhibit A


                Union Bank of California, N.A. - Client Accounts
                         ("Lenders"/"Buyers"/"Sellers")



                               City of Los Angeles
                          The Parkstone Group of Funds
                  John Randolph Haynes & Dora Haynes Foundation
                         Bank of Tokyo Mitsubishi, Ltd.
                               The HighMark Funds
       Directors Guild of America - Producer Pension Supplemental Plan(1)
           Directors Guild of America - Producer Pension Basic Plan(1)
              Directors Guild of America - Producer Health Plan(1)


       AGREED:

       Name of Firm):               __________________________

       Authorized Signature:        __________________________

       Printed Name/Title:          __________________________

       Date:                        __________________________


----------

(1) Union Bank of California, N.A. acknowledges that for this client, it is acting as fiduciary under the Employee Retirement Income Act of 3974 (ERISA). To the extent that Union Bank of California, N.A. exercises discretionary authority, it will do so in accordance with the Department of Labor's PTE 81-6 and 82-63.

                                    EXHIBIT B


(BY TELEX)

TO:  UNION BANK OF CALIFORNIA, N.A.
     ______________________________
     ______________________________
     ______________________________
     TELEX NO._____________________


TEST NO. _________________FOR USD __________________

Ladies and Gentlemen,

We hereby establish for the Account of ______________________________ ("Account Party") this Irrevocable Standby Letter of Credit No. ___________ in your favor for drawings up to an aggregate amount of_______________________ United States Dollars (US $ ______) effective immediately and expiring with the close of your business on _____________, 19__.

We hereby undertake to promptly honor your claims on us indicating our Credit No. _________ ,for all or any portion of this credit if made on or before the expiry date or any automatically extended expiry date of this credit. Claims shall be made by tested telex, or any other written means, and shall state the following:

     1.   The amount claimed; and
     2.   That the amount claimed is owed by the Account Party.

We shall pay the amount of each claim in immediately available United States Dollar Funds to you promptly upon our receipt of such claim. Additionally you are authorized to debit any account we have with you or any of your affiliates, for claims made pursuant to the terms hereof, at the times you make such claims.

It is a condition of this Letter of Credit that it is deemed to be automatically extended without amendment for one year from the expiry date hereof, or any future expiration date (with each expiry date being an anniversary of the original expiry date hereof), unless at least 60 days prior to any expiration date we notify you by tested telex that we elect not to consider this Letter of Credit extended for any such additional period.

This telex is the operative instrument. No mail confirmation will follow.

This Letter of Credit is subject to and governed by the 1983 revision of the Uniform Customs and Practice for Documentary Credits of the International Chambers of Commerce (Publication 400).

          SECURITIES LENDING AND REVERSE REPURCHASE AGREEMENT SERVICES
                                 CLIENT ADDENDUM


THIS AGREEMENT for securities tending and/or reverse repurchase agreement services is made, effective as of____________, 19__, by and between _______________________ ("Principal") and UNION BANK OF CALIFORNIA, NATIONAL ASSOCIATION ("Bank") and is an addendum to the agreement for custody services (Custodian Agreement (Foreign and Domestic Securities) or Institutional Custody Services Agreement) by and between Principal and Bank dated __________________,19__, (referred to hereinafter as the "Custodian Agreement"). Capitalized terms not otherwise defined herein shall have the same meanings herein as in the Custodian Agreement.

Principal and Bank agree as follows:

I. APPOINTMENT OF BANK; ELIGIBLE COUNTERPARTIES

1. Appointment of Bank as Agent. Principal hereby authorizes Bank to act as agent for Principal in securities lending and reverse repurchase agreement transactions with respect to securities deposited with or held by Bank pursuant to the Custodian Agreement. Bank's duties and responsibilities shall be only those set forth in this Addendum and the Custodian Agreement, or as otherwise agreed to by Bank in writing. Further, Principal authorizes Bank to delegate Bank's duties as agent hereunder to a sub-agent(s).

2. Eligible Borrowers/Buyers. Bank may lend securities only to such securities brokers and dealers or other person or entities as are listed in the attached Exhibit A, as amended from time to time ("Borrowers"), unless and until otherwise instructed in writing by Principal. Bank may engage in reverse repurchase agreement transactions on Principal's behalf with only those brokers and dealers or other persons or entities as are listed on the attached Exhibit A, as amended from time to time ("Buyers"), unless and until otherwise instructed in writing by Principal. All securities lending transactions and reverse repurchase agreement transactions entered into by Bank hereunder shall be entered into pursuant to related agreements between the Borrowers or Buyers, as the case may be, and Bank on behalf of Principal. Principal's execution of Exhibits A, B, and C or any amendment to Exhibits A, B, or C shall constitute Principal's representation and agreement that it has received, read, and understood the terms of each such agreement in respect of each Borrower or Buyer, as the case may be, listed thereon. Principal hereby (i) represents and warrants to Bank (which representations shall be deemed repeated at and as of all times when this Addendum is in effect) that Principal has the power and authority, and has taken all necessary action, to enter into this Addendum and each such agreement, and to perform the obligations of a lender or seller, as the case may be, under such transactions, and to authorize Bank to execute and deliver each such agreement on Principal's behalf and to enter into such transactions and to perform the obligations of a lender or seller, as the case may be, under such transactions on behalf of Principal, and (ii) authorizes Bank to execute and deliver each such agreement on Principal's behalf and to enter into any transaction of a nature contemplated by any such agreement on behalf of Principal and to perform the obligations of a lender or seller, as the case may be, under such transactions on behalf of Principal and (iii) has furnished or will furnish Bank with evidence satisfactory to Bank that Principal has all necessary authority to enter into this Addendum and each of the transactions contemplated hereby.

Bank shall have full unlimited power and authority to perform each and every act or thing it may in its discretion deem necessary or appropriate in respect of any Securities Lending Agreement (as defined below) or Reverse Repurchase Agreement (as defined below) or any securities loan or any reverse repurchase agreement transaction. Bank shall be fully protected in engaging in repurchase agreement and securities lending transactions on behalf of Principal, with respect to any or all securities deposited with or held by Bank, with any one or more of such brokers or dealers or other persons or entities until otherwise instructed in writing by Principal.

II. SECURITIES LENDING TRANSACTIONS

1. Loans: Securities Loan Agreement. Principal hereby authorizes Bank, as agent for Principal, to lend, from time to time in its discretion, securities of Principal at any time on deposit with or held by Bank. Principal acknowledges and agrees that any securities lending agreement (each, a "Securities Lending Agreement") may take the form of a master agreement covering a series of securities loan transactions between a Borrower and Bank as lender on behalf of Principal and other accounts administered through Bank's Trust Department. There can be no assurance that the activities of any such other account pursuant to any such agreement, or by Bank in respect of any such other account, will not have an adverse effect on Principal or on the rights of Principal in respect of any securities loan.

Bank shall not in any event be liable to Principal or anyone else in respect of any delay or failure of any other person (including any Borrower or any other lender) to comply with the provisions of the Securities Lending Agreement.

2. Marking to Market. Bank shall use reasonable efforts to exercise the right to demand additional Collateral (as defined in the Securities Lending Agreement) in accordance with the terms of the Securities Lending Agreement. Bank's only responsibility in this regard is to use such efforts to make such demand.

3. Collateral. Collateral received by Bank in connection with a loan of securities hereunder shall be held by Bank separate and apart from Bank's own funds and securities. The amount of Collateral (as such term is defined in the Securities Lending Agreement) transferred to Bank by any Borrower at any time may be an amount calculated to meet the obligations of such Borrower in respect of any or all loans to Borrower by Principal and any one or more other clients of Bank, whether entered into pursuant to the same loan or Securities Lending Agreement or more than one such loan or agreement, and may be an amount calculated net of amounts of Collateral required at the time to be delivered by Principal and any one or more such other clients to such Borrower pursuant to any such Securities Lending Agreements. In addition, the amount of Collateral transferred by Bank to any Borrower at any time may be an amount calculated to meet the obligations of Principal and any one or more other clients of Bank to such Borrower in respect of any or all loans to Borrower, whether entered into pursuant to the same Securities Lending Agreement or more than one such agreement, and may be an amount calculated net of amounts of Collateral required at the time to be delivered by such Borrower to Principal or one or more such other clients pursuant to any such Securities Lending Agreements. Bank shall in good faith allocate or reallocate (including without limitation in respect of any return of Collateral to any Borrower) any Collateral held by it or received by it from any Borrower among Principal and Bank's clients and in respect of any or all of such loans in such manner and on such bases as Bank in its discretion may from time to time determine, and shall be fully protected in doing so. As a result of the foregoing, the nature or amount of Collateral credited to the account of Principal in respect of any Borrower or any securities loan or loans will vary and may be different from or less than the nature or amount of Collateral which might have been held by it or credited to its account if it had entered into such loan or loans directly with such Borrower or if Bank had entered into such loan or loans with such Borrower as agent solely for Principal.

Bank may, in its discretion, invest and reinvest any Cash Collateral for the benefit of and at the risk of Principal in investments specified in Exhibit D as it may be amended from time to time, including, without limitation, The HighMark Group of Funds for which Bank provides investment advice, custody and other administrative services. Principal acknowledges that Bank shall receive fees from The HighMark Group of Funds in addition to the fees earned under this Addendum. Bank may invest any or all of such Cash Collateral in any one or more of such investments, including any such HighMark Funds, on any basis Bank determines appropriate. Bank shall be entitled to pay or retain from any amounts held by Bank on Principal's account from time to time in respect of any securities loan (i) all Cash Collateral Fees and other sums required to be paid in accordance with the Securities Lending Agreement, and (ii) Bank's compensation or other amounts incurred by it or owed to it in respect of its services in lending securities hereunder.

4. Distributions on Loaned Securities. Bank shall pay to or for the account of Principal, in accordance with Principal's instructions, any amounts it receives from a Borrower which represent interest, dividends, and other distributions made with respect to any Loaned Securities (as defined in the Securities Lending Agreement) and which are credited by Bank to Principal's account.

5. Term of Loans: Termination of Loans: Default. Bank shall have full discretion to determine the term of any securities lending transaction entered into by Bank on Principal's behalf hereunder subject to any guidelines provided to it in writing by Principal, and shall in no event incur any liability for entering into any such transaction on behalf of Principal for a term equal to the maximum available (or permitted pursuant to such guidelines), regardless of any change in market conditions or in the financial condition of the Borrower or any other person. Bank may in its discretion terminate any loan of securities pursuant to the provisions of the Securities Lending Agreement based on such factors as it in its discretion deems relevant, but shall in no event have any liability for its failure to take steps to terminate any transaction on any date or at any time unless instructed by Principal. Bank shall in no event have any responsibility for taking steps to terminate any securities lending transaction before its maturity (unless instructed to do so by Principal), regardless of any change in market conditions or in the financial condition of the Borrower or any other person. In the event Bank receives actual notice of an Event of Default (as defined in the Securities Lending Agreement) by a Borrower under the Securities Lending Agreement, it shall notify Principal thereof as soon as reasonably practicable and may in its discretion (but shall in no event be obligated to) exercise any rights or remedies given the Lender under the Securities Lending Agreement until instructed by Principal otherwise, provided that Bank shall in no event incur any liability for its exercise or its failure to exercise any such rights or remedies under any circumstances.

6. Termination of Lending Authority. Principal may terminate Bank's authority to lend securities by thirty (30) days' written notice to Bank and may direct Bank to terminate any outstanding securities loans, which Bank shall do in accordance with provisions of the Securities Lending Agreement. In the event Principal terminates Bank's authority to lend securities hereunder, the provisions of this Addendum relating to securities loans, including provisions relating to Bank's compensation, shall remain in effect with respect to all securities loans outstanding on the effective date of termination, until termination thereof in accordance with the Securities Lending Agreement.

III. REVERSE REPURCHASE AGREEMENT TRANSACTIONS

1. Reverse Repurchase Agreement Transactions: Reverse Repurchase Agreements. Principal hereby authorizes Bank, as agent for Principal, to engage from time to time, in its discretion, in reverse repurchase agreement transactions with Buyers with respect to securities of Principal at any time on deposit with or held by Bank. Principal acknowledges and agrees that any reverse repurchase agreement (each a "Master Repurchase Agreement") may take the form of a master agreement covering a series of reverse repurchase agreement transactions between a Buyer and Bank as seller on behalf of Principal and other accounts administered through Bank's Trust Department. There can be no assurance that the activities of any other such account pursuant to any such agreement, or by Bank in respect of any such other account, will not have an adverse effect on Principal or on the rights of Principal with respect to any such reverse repurchase agreement transaction.

Bank shall not in any event be liable to Principal or anyone else in respect of any delay or failure of any other person (including any Buyer or any other seller) to comply with the provisions of the Master Repurchase Agreement.

2. Marking to Market. Bank shall use all reasonable efforts to exercise Principal's right to require margin maintenance under the Master Repurchase Agreement. Bank's only responsibility in this regard is to use such efforts to make demand for such margin maintenance.

3. Investment of Cash. Cash received by Bank in connection with reverse repurchase agreement transactions hereunder shall be held by Bank separate and apart from Bank's own funds and securities.

The amount of the Purchase Price or any amount with respect to a Margin Excess (as such terms are defined in the Master Repurchase Agreements) transferred to Bank by any Buyer at any time may be an amount calculated to meet the obligations of such Buyer in respect of any or all sales to Buyer by Principal and any one or more other clients of Bank, whether entered into pursuant to the same reverse repurchase agreement transaction or Master Repurchase Agreement, and may be an amount calculated net of amounts of the Repurchase Price (as such term is defined in the Master Repurchase Agreement) required at the time to be delivered by Principal and any one or more such other clients to such Buyer pursuant to any such Master Repurchase Agreements. In addition, the amount of the Repurchase Price or any amount with respect to a Margin Deficit (as such term is defined in the Master Repurchase Agreement) transferred by Bank to any Buyer at any time may be an amount calculated to meet the obligations of Principal and any one or more other clients of Bank to such Buyer in respect of any or all sales to such Buyer, whether entered into pursuant to the same Master Repurchase Agreement or more than one such agreement, and may be an amount calculated net of amounts of the Purchase Price required at the time to be delivered by such Buyer to Principal or one or more such other clients pursuant to any such Master Repurchase Agreements. Bank shall in good faith allocate or reallocate (including without limitation in respect of any payment of any Repurchase Price to any Buyer) any Purchase Price and any amount with respect to a Margin Excess held by it or received by it from any Buyer among Principal and Bank's clients and in respect of any or all of such reverse repurchase agreement transactions in such manner and on such bases as Bank in its discretion may from time to time determine, and shall be fully protected in doing so. As a result of the foregoing, the nature or amount of the Purchase Price and any amount with respect to a Margin Excess credited to the account of Principal in respect of any Buyer or any reverse repurchase agreement transaction or transactions will vary and may be different from or less than the nature or amount of the Purchase Price and any amount with respect to a Margin Excess which might have been held by it or credited to its account if it had entered into such reverse repurchase transaction or transactions directly with such Buyer or if Bank had entered into such reverse repurchase agreement transaction with such Buyer as agent solely for Principal.

Bank may in its discretion invest and reinvest cash received by Bank on behalf of Principal in connection with reverse repurchase agreement transactions for the benefit of and at the risk of Principal in investments specified in Exhibit D, as it may be amended from time to time, including without limitation in any way, The HighMark Group@ of Funds for which Bank provides investment advice, custody and other administrative services. Principal acknowledges that Bank shall receive fees from The HighMark Group of Funds in addition to the fees earned under this Addendum. Bank may invest any or all of such cash in any one or more of such investments, including such HighMark Funds, on any basis Bank determines appropriate. Bank shall be entitled to pay or retain from any amounts held by Bank for Principal's account from time to time in respect of any reverse repurchase agreement transaction (i) the Repurchase Price, any amount necessary to correct a Margin Deficit, and other sums required to be paid in accordance with the Master Repurchase Agreement, and (ii) Bank's compensation and other amounts incurred by it or owed to it in respect of its services with respect to reverse repurchase agreement transactions hereunder.

4. Distributions on Securities Subject to Reverse Agreements. Bank shall pay to or for the account of Principal, in accordance with Principal's instructions, any amounts received from a Buyer or its agent which represent interest, dividends or other distributions on Purchased Securities (as such term is defined in the Master Repurchase Agreement) and which are credited by Bank to Principal's account.

5. Term of Reverse Repurchase Agreement Transactions: Termination of Reverse Repurchase Agreement Transaction: Default. Bank shall have full discretion to determine the term of any reverse repurchase agreement transaction entered into by Bank on Principal's behalf hereunder subject to any guidelines provided to it in writing by Principal, and shall in no event incur any liability for entering into any such reverse repurchase agreement transaction on behalf of Principal for a term equal to the maximum available (or permitted pursuant to such guidelines), regardless of any change in market conditions or in the financial condition of the Buyer or any other person. Bank may in its discretion terminate any reverse repurchase agreement transaction pursuant to the provisions of the Master Repurchase Agreement based on such factors as it in its discretion deems relevant, but shall in no event have any liability for its failure to terminate any transaction on any date or at any time unless instructed by Principal. Bank shall in no event have any responsibility for taking steps to terminate any reverse repurchase agreement transaction before its maturity (unless instructed to do so by Principal), regardless of any change in market conditions or in the financial condition of the Buyer or any other person. In the event Bank receives actual notice or an event of Default (as defined in the Master Repurchase Agreement) by a Buyer under the Master Repurchase Agreement, it shall notify Principal thereof as soon as reasonably practicable and may in its discretion (but shall in no event be obligated to) exercise any rights or remedies given the Seller under the Master Repurchase Agreement until instructed by Principal otherwise, provided that Bank shall in no event incur any liability for its failure to exercise any such rights or remedies under any circumstances.

6. Termination of Authority to Enter into Reverse Repurchase Agreements. Principal may terminate Bank's authority to enter into reverse repurchase agreement transactions by thirty (30) days' written notice to Bank and may direct Bank to terminate any outstanding reverse repurchase agreement transaction, which Bank shall do in accordance with provisions of the Master Repurchase Agreement. In the event Principal terminates Bank's authority to enter into reverse repurchase agreement transactions hereunder, the provisions of this Addendum relating to reverse repurchase agreements, including, provisions relating to Bank's compensation, shall remain in effect with respect to all reverse repurchase agreement transactions outstanding on the effective date of termination, until termination thereof in accordance with the Master Repurchase Agreement.

IV. GENERAL

1. Principal's Representations and Warranties. In addition to any other representation and warranty of Principal hereunder, Principal represents and warrants (which representations shall be deemed repeated at and as of all times when this Addendum is in effect) that:

     (a) Lending Principal's securities and/or entering into reverse repurchase agreement transactions as provided in this Addendum, and the appointment of Bank as Principal's agent as contemplated hereby, shall be in compliance with, and shall not be in violation of any law, regulation, charter, by-law, or other restriction applicable to Principal.

     (b) Principal will not sell any securities subject to this Addendum unless and until Principal shall have first obtained confirmation from Bank that the securities Principal intends to sell are not subject to an outstanding loan or reverse repurchase agreement transaction. Principal will notify Bank in writing, or cause written notice to be given to Bank, that Principal intends to sell securities which are subject to this Addendum, such notice to be provided on or before the second Business Day immediately prior to the trade date on which Principal intends to sell such securities.

     (c) Principal acknowledges and agrees that there can be no assurance, during the term of any securities loan or reverse repurchase agreement transaction, that (notwithstanding any provision of any Securities Lending Agreement or Master Repurchase Agreement) Principal will be able to participate in, or receive the full benefit of, any corporate action, dividend or principal payment, or any other right or privilege accruing in respect of any securities subject to any such loan or reverse repurchase agreement transaction. Without limiting the generality of the foregoing, Principal hereby waives the right to vote or to provide any consent or to take any similar action with respect to any securities loaned or which are subject to any reverse repurchase agreement transaction during the term of such loan, and/or reverse repurchase agreement transaction.

     (d) Principal has made such examination, review and investigation of the facts necessary to evaluate the merits and risks of securities lending transactions and investments in connection therewith (collectively "securities lending") as Principal deems appropriate; Principal acknowledges that the Bank has not given any investment advice or rendered any opinion as to whether participation in securities lending is prudent and Principal is not relying on any representation or warranty by the Bank (except with respect to Mitsubishi Global Custody clients as to Bank's status as provided in Paragraph 2(b) of the Custodian Agreement, Foreign and Domestic Securities); and Principal has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and assuming the risk of securities lending, including the risks of loss of principal in connection therewith.

By its signature hereunder, Principal acknowledges that it has been apprised of the fact that:

     NOTWITHSTANDING ANY OTHER PROVISION TO THE CONTRARY, IN THE EVENT OF THE DEFAULT OF A BORROWER AND/OR BUYER, THE PROVISIONS OF THE SECURITIES INVESTOR PROTECTION ACT OF 1970 MAY NOT PROTECT PRINCIPAL'S ACCOUNT WITH RESPECT TO SECURITIES LOAN OR REVERSE REPURCHASE AGREEMENT TRANSACTIONS AND IN SUCH EVENT, THE COLLATERAL DELIVERED TO LENDER IN CONNECTION WITH SUCH LOANS AND REVERSE REPURCHASE AGREEMENTS MAY BE THE ONLY SOURCE OF SATISFACTION OF THE BORROWER'S OR BUYER'S OBLIGATIONS IN THE EVENT THE BORROWER/BUYER FAILS TO RETURN THE LOANED SECURITIES AND OR SECURITIES SUBJECT TO REVERSE REPURCHASE AGREEMENTS.

2. Instructions of Principal. All instructions of Principal to Bank shall be provided as set forth in this Addendum and the Custodian Agreement.

Bank shall be entitled to accept and rely on any instructions Bank reasonably believes to have been authorized by Principal. Bank shall have no obligation to act in the absence of instructions. If at any time the circumstances require immediate action and Bank endeavors to obtain instructions from Principal, but is unable to so obtain them, Bank may act and is fully protected in acting in such manner as it considers appropriate hereunder.

3. Reports. Bank shall provide Principal with periodic reports at such intervals as Principal and Bank should agree, reflecting a schedule of property, statement of transactions recording principal and income receipts and disbursements, outstanding loans and reverse repurchase agreement transactions, income, and schedule of property detailing investments made hereunder.

4. Duties of Bank. Bank's duties and responsibilities shall be only those expressly set forth in the Custodian Agreement and this Addendum, or as otherwise agreed by Bank in writing. Bank shall not be liable for acting in accordance with the instructions of Principal under this Addendum or otherwise in accordance with this Addendum or within the scope of its actual or apparent authority. Bank shall not be required to appear in or defend any legal proceedings with respect to the property subject to this Addendum unless Bank has been indemnified to its satisfaction against loss and expense (including reasonable attorneys' fees). Bank may consult with counsel acceptable to it concerning its duties and responsibilities under this Addendum, and shall not be liable for any action taken or not taken on the advice of such counsel.

Principal acknowledges that Bank and its agents, if any, act as agent for other repurchase agreement and securities lending clients and accordingly, that other clients' securities may be used prior to Principal's. Principal agrees that each of Bank and any such agent has full discretion to allocate the use of Principal's securities as it deems appropriate, and that Bank may make available securities lending and/or reverse repurchase agreement opportunities to clients other than Principal for any reason, and that Bank will have no obligation to make any securities lending and/or reverse repurchase agreement opportunities available to Principal.

5. Expenses: Compensation of Bank. Principal shall be responsible for payment of all expenses and charges incurred in connection with the administration of this Addendum, including Bank's compensation for its services hereunder as determined in accordance with the attached Exhibit E, and Bank may in its discretion charge the assets subject to this Addendum therefor.

6. Indemnification. Principal shall indemnify, keep indemnified, defend and hold harmless the Bank and any of its directors, officers, employees or agents against any cost, expense, damage, loss or liability whatsoever (including without limitation attorneys' fees and expenses) which may be suffered or incurred by any of them directly or indirectly as a result of, or in connection with, or arising out of, this Addendum or any loan of securities or reverse repurchase agreement transaction involving Principal's securities. This provision shall survive any termination of this Addendumand shall be binding on Principal's successors and assigns.

7. Tax Consequences. Bank makes no representations regarding tax treatment by federal, state, or local authorities of the lending or placing in reverse repurchase agreements of securities under this Addendum, the receipt of any income or profit inuring to Principal as the result of receipt of any loan premium, dividends, interest, distributions or other amounts on securities loaned and/or the subject of reverse repurchase agreements hereunder, or the investment by Bank of any Collateral received in connection with such loans or cash received in connection with such reverse repurchase agreement transactions (including without limitation the characterization for tax purposes of any such amount as taxable income).

8. Financial Condition. Upon reasonable request by Bank, and at least annually, Principal shall provide Bank with its most recent available audited statement of its financial condition, and its most recent unaudited statement of its financial condition if more recent than the audited statement. Principal represents and warrants which representation and warranty shall continue so long as any loan of securities or reverse repurchase agreement transaction is outstanding, that such statements fairly represent its financial condition and net capital as of the dates of such statements and have been prepared in accordance with generally accepted accounting principles of the jurisdiction in which Principal is organized or located, as the case may be. Principal acknowledges and agrees that Bank may provide Borrowers and Buyers with copies of such financial statements and that Principal will cooperate with Bank in providing such other financial information to Borrowers and Buyers as such Borrowers and Buyers may reasonably request.

9. Other Relationships. Principal acknowledges and agrees that Bank may, through its commercial, trust or other departments, be a creditor for its own account or represent in a fiduciary capacity another Borrower(s)/Buyer(s) (or its or their affiliates, creditors, or customers) to which securities are loaned or sold under this Addendum, even though any of such relationships may potentially be in conflict with those of Principal.

10. Termination. This Addendum may be terminated at any time by either party upon thirty (30) days' written notice to the other. In the event of termination, Bank shall deliver to Principal all funds, securities, and other property held by it under this Addendum for the account of Principal or to such other person or persons as Principal shall designate in writing on Exhibit F or shall continue to hold such property pursuant to the Custodian Agreement; provided however, that this Addendum shall remain in effect with respect to all securities loan transactions or reverse repurchase agreement transactions outstanding on the effective date of termination, until consummation or completion thereof.

11. Amendments. This Addendum may be amended only in writing executed by both parties. Amendments to any Exhibit or Attachment hereto shall be effective only if executed by all the parties required to execute the initial
Attachment/Exhibit, and then, only after received by Bank and Principal by the party to whom notices are to be sent hereunder.

12. Notices. All notices hereunder shall be given and deemed received as set forth in the Custodian Agreement.

13. Governing Law. The validity, construction, and administration of this Addendum shall be governed by the laws of the State of California from time to time in force and effect.


Dated:____________________________

     By:__________________________
              "PRINCIPAL"

Dated:____________________________

By: Union Bank of California, NA.

     By: _________________________
               "Bank"

                                    EXHIBIT A
                                BORROWERS/BUYERS
                                       FOR
          SECURITIES LENDING/REVERSE REPURCHASE AGREEMENT TRANSACTIONS









Dated: ____________________________________

     By: ________________________________
                 "PRINCIPAL"

                                    EXHIBIT B
                          SECURITIES LENDING AGREEMENT




Dated: ____________________________________

     By: ________________________________
                 "PRINCIPAL"